Exhibit 99.1

GROUP AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of American Outdoor Brands, Inc., a Delaware corporation (the “Company”); and

WHEREAS, Voss Value Master Fund, L.P., a Cayman Islands limited partnership, (“Voss Value Master Fund”), Voss Value-Oriented Special Situation Fund, L.P., a Delaware limited partnership (“Voss Value Special Situations Fund”), Voss Advisors GP, LLC, a Texas limited liability company (“Voss GP”), Voss Capital, LLC, a Texas limited liability company (“Voss Capital”), and Travis W. Cocke (“Mr. Cocke” and together with Voss Value Master Fund, Voss Value Special Situations Fund, Voss GP and Voss Capital, “Voss”) and TT Investimentos Ltda, a Brazilian sociedad limitada (“TT Investimentos”), TT Global Equities FIA IE, a fund duly registered in Brazil (“TT Global Equities FIA”), TT Global Equities, a fund duly registered in the Cayman Islands, and a Cayman Islands entity (“TT Global Equities”), Rocinante Fund, a fund duly registered in the Cayman Islands, and a Cayman Islands entity, (“Rocinante Fund”), and Antonio Fraga Baer Bahia (“Mr. Bahia” and together with TT Investimentos, TT Global Equities FIA, TT Global Equities and Rocinante Fund, “TT Investimentos,” and collectively, with Voss, the “Group”) wish to form a group for the purpose of (i) undertaking a plan of action at the Company aimed at enhancing stockholder value, which plan may include, but is not limited to, proposals relating to the Company’s operations, cost and capital allocation, strategic alternatives, the calling of special meeting(s), and/or reconstitution of the Company’s board of directors (the “Board”), (ii) taking all action necessary or advisable to achieve the foregoing, and (iii) taking any other actions the Group determines to undertake in connection with its respective investment in the Company (collectively, the “Group Activities”).

NOW, IT IS AGREED, this 18th day of November 2021 by the parties hereto:

1.       In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Group agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company (including options to purchase or sell equity securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is solely and directly related to equity securities of the Company, each a “Security” and collectively, the “Securities”) to the extent required by applicable law. Each member of the Group shall be responsible for the accuracy and completeness of its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.       So long as this agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”), prior to effecting any purchase, sale, acquisition or disposal of any and all Securities of which it has, or would have, direct or indirect beneficial ownership so that Olshan may advise the Group on the potential filing implications for any such contemplated transactions. No party shall buy, or increase any beneficial ownership over, any Securities if, as a result of such action, the Group would beneficially own more than 9.99% of the Company's outstanding common stock, unless both Voss and TT Investimentos have consented in writing to any such purchase or action that would increase the Group’s beneficial ownership above 9.99%  In order to facilitate the monitoring of the sale, acquisition and/or disposition of any Security beneficially owned by any and every Party (and related disclosure requirements under applicable law), the parties further agree to provide notice to Olshan by 5:00 PM (EST) of the day of such purchase(s), sale(s) or disposal of Securities by any such Party. For purposes of this agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.       Each of the undersigned agrees to form the Group for the purposes of undertaking the Group Activities.

4.       The Group understands that certain expenses and costs (including all legal fees) are likely to be incurred in connection with the Group Activities (the “Expenses”), and Voss and TT Investimentos agree to pay its pro rata portion of all Expenses based on the number of shares of the Company in the aggregate beneficially owned by each of Voss and TT Investimentos, respectively. The pro rata distribution shall be adjusted each month based on Voss’ and TT Investimentos’ respective ownership percentage as of the last day of the preceding month. Any reimbursement from the Company regarding the Expenses paid pursuant to this Section 4 shall be split by Voss and TT Investimentos in proportion to the Expenses paid pursuant to this Section 4.

5.       Each of the undersigned agrees that any filing with the U.S. Securities and Exchange Commission, press release, public stockholder communication or Company communication proposed to be made or issued by the Group or any member of the Group in connection with the Group Activities shall be as directed and first approved by Voss, and shall not be made or issued without the subsequent approval of TT Investimentos. Voss and TT Investimentos hereby agree to work in good faith to resolve any disagreement that may arise between themselves concerning decisions to be made, actions to be taken or statements to be made in connection with the Group Activities. Voss and TT Investimentos further agree that Voss shall be the primary decision maker with respect to the content and timing of public or private communications and negotiating positions taken on behalf of the Group. Voss and TT Investimentos hereto further agree that any communication with the Company in connection with or related to Group Activities shall be at Voss’ direction, and TT Investimentos agrees that it will not unilaterally engage in such communications with the Company on the Group’s behalf without Voss’ prior written consent.

6.       The relationship of the parties hereto shall be limited to carrying on the Group Activities in accordance with the terms of this agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such Group Activities as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Except as otherwise may be provided herein, nothing herein shall restrict any party’s right to purchase or sell Securities, as it deems appropriate, in its sole discretion, provided that all such purchases and sales are made in compliance with all applicable securities laws and the provisions of this agreement.

7.       This agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.       This agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to any jurisdiction’s choice of law rules. In the event of the need for a judicial determination respecting this agreement, each of Voss and TT Investimentos will consent to the jurisdiction of any court of general jurisdiction within the State of Texas.

9.       The parties’ rights and obligations under this agreement (other than the rights and obligations set forth in Section 4 and Section 8, which shall survive any termination of this agreement) shall terminate upon the earlier to occur of (i) the conclusion of the Company’s 2022 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof or (ii) the written agreement of the parties.

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10.       Each party acknowledges that Olshan shall act as counsel for the Group relating to their investment in the Company.

11.       Each of the undersigned hereby agrees that this agreement shall be filed as an exhibit to any Schedule 13D required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the day and year first above written.

Voss Value MASTER Fund, L.P.

By:	Voss Advisors GP, LLC General Partner

By:	/s/ Travis W. Cocke
	Name:	Travis W. Cocke
	Title:	Managing Member

VOSS VALUE-ORIENTED SPECIAL SITUATION FUND, LP

By:	Voss Advisors GP, LP General Partner

By:	/s/ Travis W. Cocke
	Name:	Travis W. Cocke
	Title:	Managing Member

Voss Advisors GP, LLC

By:	/s/ Travis W. Cocke
	Name:	Travis W. Cocke
	Title:	Managing Member

Voss Capital LLC

By:	/s/ Travis W. Cocke
	Name:	Travis W. Cocke
	Title:	Managing Member

/s/ Travis W. Cocke
Travis W. Cocke

TT Investimentos Ltda.

By:	/s/ Antonio Fraga Baer Bahia
	Name:	Antonio Fraga Baer Bahia
	Title:	Principal

TT Global Equities FIA IE

By:	Antonio Fraga Baer Bahia
	Name:	Antonio Fraga Baer Bahia
	Title:	Principal

TT Global Equities

By:	Antonio Fraga Baer Bahia
	Name:	Antonio Fraga Baer Bahia
	Title:	Authorized Person

Rocinante Fund

By:	Antonio Fraga Baer Bahia
	Name:	Antonio Fraga Baer Bahia
	Title:	Authorized Person

Antonio Fraga Baer Bahia
Antonio Fraga Baer Bahia